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                         INDEPENDENT AUDITORS' CONSENT


      We hereby consent to the incorporation by reference in the Registration Statement (No. 33-47456) on Form S-8 of Bentley International, Inc. (the "Company") of our report dated March 21, 1997, relating to the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 (the "Annual Report"). We also hereby consent to the filing in the Annual Report of our report dated February 16, 1996, relating to the financial statements of Janco Designs, Inc. for the year ended December 31, 1994.


                                       /s/ Rubin, Brown, Gornstein & Co. LLP

St. Louis, Missouri
June 3, 1997